Exhibit 10.1

                            SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (the "Agreement") is effective May 6, 2010,

BETWEEN: WINCHESTER INTERNATIONAL RESORTS INC. (the "Purchaser"), a corporation existing under the laws of the United States of America registered in the state of Nevada, with its physical address located at:

             7014 Apache Drive
             Olive Branch, MS 38654

AND: DAVID AND VICKIE CHUCHMUCH (the "Vendor"), individuals residing and existing under the laws of Alberta of Canada, with their head office located at:

             80010 - 475 AVE E.
             High River AB, T1V-1M2

WHEREAS the Vendor, through their Company; is in the Trailer Dealership business;

With Veryl Norquay, acting as a representative for Winchester International Resorts Inc.

AND WHEREAS the Vendor desires to sell 51% of Company shares, and the Purchaser desires to purchase 51% of Company shares, and expertise of its management as a going concern including, but not limited to, the assets and liabilities upon and subject to the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants and agreements herein contained the parties hereto agree as follows:

1. INTERPRETATION

1.1 DEFINITIONS

In this Agreement, unless something in the subject matter or context is inconsistent therewith:

"Company" means Factory Outlet Trailers Inc.

"Accounting Records" means all books of account, accounting records and other financial data and information of the Vendor relating to the Business for the current fiscal year and the seven preceding fiscal years, including, without limitation, all records, data or information which are material to the operation of the Business, as well as all production, inventory, sales and customer records in respect of such fiscal years. "Accounting Records" shall expressly exclude any records relating to Taxes of the Vendor;

"Agreement" means this Share Purchase Agreement and all attached schedules as supplemented, amended, restated or replaced from time to time;

"Assumed Liabilities" means the liabilities, debts and obligations of the Company pertaining to the Business and the Purchased Shares which are outstanding at time of closing.
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"Assumed Contracts" means the contracts (other than the Leases, the Equipment
Leases and the Excluded Warehouse Lease) pertaining to the Business and the assets which are being assumed by the Purchaser at time of closing;

"Applicable Canadian Law means any domestic or foreign statute, Canada, ordinance, rule, regulation, restriction or regulatory policy having the force of Canada, by-law (zoning or otherwise), or Order that applies to the Company, any of its predecessor corporations, the Business, the way the Business is carried on or to any of the Purchased Shares;

"Business" means the business currently carried on by the Company of the Vendor including, without limitation, the operation of retail establishments for the sale of Trailer retail customers;

"Business Day" means a day other than a Saturday, Sunday or statutory holiday Alberta, Canada;

"Closing" means the completion of the sale and all funds paid in full to, and purchased by, the Purchaser of the Purchased Shares and the completion of all other transactions contemplated by this Agreement which are to occur contemporaneously with the purchase and sale of the Purchased Shares;

"Closing Date" means June 15, 2011 or such date when purchaser makes full and final payment, or other Business Day as may be agreed to in writing between the Vendor and the Purchaser as the date that the Closing shall take place;

"Closing Document" means any document, agreement, assignment or undertaking delivered in relation to the Closing as provided in this Agreement except for the Non Competition Agreement;

"Contractual Rights" means the full benefit of all unfilled customer purchase orders, sales contracts and engagements relating to the Business, to which the Vendor is entitled at the Closing Date, whether written or oral, including any deposits made in connection therewith, and all forward commitments of the Company for supplies or merchandise entered into in the ordinary course for use in the Business, excluding however, any and all forward commitments for supplies or merchandise which are at prices materially in excess of current market prices or are not terminable without penalty on 60 days notice or less or are in excess of the normal business requirements of the Business for the period ending 60 days after the Closing Date in respect of minilab supplies and consumables or in excess of the normal business requirements of the Business for the period ending 60 days after the Closing Date in respect of merchandise for resale.

"Documents" means all title documents, advertising, promotional and marketing materials, files, correspondence, technical information, agreements and other documents in the possession or control of the Company relating to the Business or the Purchased Shares;

"Employees" means those individuals in place at time of closing who are employed by the Company in the Business at the Time of Closing on a full-time or part-time basis (including any such individuals who are absent from work due to short-term disability, pregnancy, maternity or parental leave, sick leave, vacation, or any other reasonable cause);

"Encumbrance" means any encumbrance of any kind whatever and includes, without limitation, a security interest, mortgage, lien, hypothec, pledge, hypothecation, assignment, charge, trust or deemed trust (whether contractual, statutory or otherwise arising), any easement, right of way (registered or unregistered), restriction, encroachment or any other right or claim of others of any kind whatever affecting the Purchased Shares, any covenant or other agreement, restriction or limitation on the use or transfer of the Purchased Shares;

"Equipment" means all fixed assets and tangible movable or personal property owned by the Company and used in connection with the Business (other than an Excluded Asset) and, without limiting the generality of the foregoing, include all machines, machinery, trucks and other mobile equipment, fixtures, tools, furniture, furnishings, vehicles, material handling equipment, typewriters,

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computers, photocopiers, office equipment, implements, tools and spare parts owned by the Company and used in the Business (other than an Excluded Asset;

"Equipment Leases" means the lease of movable or personal property;

"Excluded Assets" means:

     a) All cash, bank balances, monies securities in possession of personal bank accounts, trusts, investments and other depositories, term deposits and similar cash property of, owned or held by or for the account of the Vendor at the Closing Date;
     b)   the corporate and Tax records of the Vendor;
     c) the interest of the Vendor in any Benefit Plans or any insurance policies covering the Purchased Shares or protecting the Business;
     d) The following are personal assets of Vendor, which have been in personal possession of vendor and registered and insured under the corporation.
          a.   2006 Mercedes Benz CLK 320
          b.   2006 Lincoln Navigator
          c.   Chapparell Boat
          d.   Polaris Snow Mobile
          e.   Polaris Quad ATV
          f.   2007 Travel Supreme Coach
          g.   2010 EL 8518TTA3, Cargo Trailer
          h.   2006 Ford Dually Truck

"Excluded Liabilities" means all the liabilities, debts or obligations of the Vendor, other than the Assumed Liabilities and the Post Closing Liabilities, whether present or future, whether pertaining to the Business, the Purchased Shares or otherwise, including, without limiting the generality of the foregoing:

     i) liabilities under any services, management or other contract (including any Non-Assignable Lease) entered into by the Vendor but excluding those liabilities relating to the Assumed Contracts, the Contractual Rights, Leases (other than the Non-Assignable Leases) and the Equipment Leases;
     ii) liabilities to the Employees up to the Time of Closing for wages, accrued bonuses, earned vacations, vacation pay (accrued or otherwise), sick leave, and for notice of termination or pay in lieu of notice or severance pay (in each case, if the Employee is not offered employment ;
     iii)liabilities of the Vendor or related to the Purchased Shares, arising prior to the Closing Date, for any federal, provincial, local or foreign taxes, assessments, rates, charges or levies (including interest and penalties);
     iv) Liabilities to the Vendor or any Affiliate or Associate of the Company, other than the Assumed Intracompany Payable;

"Execution Date" means the date on which both Vendor and Purchaser have executed by the signing of this Agreement;

"Indemnified Party" means a Party to the Agreement who is the beneficiary under the Agreement of an indemnity from another Party to the Agreement;

"Indemnifying Party" means a Party to the Agreement who has agreed herein to indemnify another Party to the Agreement;

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"Intellectual Property Rights" means:

     a) all intellectual property rights of or pertaining exclusively to the Business including, without limitation,

          i) all trade marks, trade mark registrations, trade mark applications, rights under registered user applications, trade names and other trade mark rights;
          ii) All copyrights and industrial designs and registrations thereof and applications therefore;
          iii) all inventions, patents, patent applications and patent rights (including any patents issuing on such applications or rights);
          iv)  All licenses and sublicenses.
          v)   all trade secrets and confidential information;
          vi)  all computer software and rights related thereto; and
          vii) all renewals, modifications and extensions of any of items (i) through (vi),

"Interim Period" means the period from the Execution Date to the Time of Closing;

"Inventories" means all inventories of goods of every kind and nature and wheresoever situate owned by the Vendor on the Closing Date relating to the Business including without limitation, all finished goods.

"Leased Premises," means all premises leased by the Company under the Leases and all fixtures and improvements thereon;

"Leases" means the leases or agreements in the nature of a lease of real property to which the Vendor is a party, whether as lessor or lessee, which relate to the Business, including the existing for retail location.

"Non-Competition Agreement" means the non-competition agreement to be entered into between the Vendor and the Purchaser at the Time of Closing. Vendor agrees not to own, manage, invest or otherwise affiliate himself with similar business (other than together in joint efforts with Purchaser) for a term set forth of 5 years.

"Order" means any final and enforceable order or any judgment, injunction, decree, award or writ of any court, tribunal, arbitrator or Governmental Agency;

"Parties" means the Purchaser and the Vendor collectively, and "Party" means any one of them;

"Person" shall be broadly interpreted and includes, without limitation, an individual, body corporate, partnership, joint venture, trust, association, unincorporated organization, the Crown, any Governmental Agency or any other entity recognized by Canada;

"Post Closing Liabilities" means

     i) the liabilities of the Business which arise after the Closing Date and are incurred by the Purchaser as a consequence of the operation of the Business by the Purchaser and

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     ii)  the liabilities of the Business which arise after the Closing Date and are exhaustively detailed hereafter:

     a) all liabilities and obligations of the Vendor under each of the Assumed Contracts and the Equipment Leases;
     b) All liabilities and obligations of the Company under each of the Leases assigned to and assumed by the Purchaser hereunder;
     c) All liabilities and obligations of the Company in respect of the Contractual Rights;
     d) All liabilities and obligations of the Company in respect of processing, including any reserves or allowances therefore;
     e) All liabilities and obligations of the Company in respect of warranties or repair contracts, including any reserves or allowances therefore;

The Post Closing Liabilities exclude any and all liabilities, which are expressly described herein as being Excluded Liabilities.

"Provincial Legislation" means the Retail Sales Canada Revenue, the Workers' Canada 2011, the Workers' Compensation Alberta Canada, the GST Canada the Retail Sales Tax

"Purchase Price" means the purchase price to be paid by the Purchaser to the Vendor for the Shares;

"Assets" means all of the assets, property and undertaking, other than the Excluded Assets, owned and used by the Company or held by it for use in, or in respect of the operation of, the Business, including the following:

     a) All right, title and interest of the Company in, to and under the Leases and the Leased Premises (other than the Non-Assignable Leases and the relevant Leased Premises), all tenant allowances payable to the Company after the Closing Date, all leasehold improvements pertaining to the Leases and the Leased Premises, all fixtures located in, on or about the Leased Premises and all appurtenances thereto;
     b)   the Accounts Receivable;
     c)   the Inventories;
     d)   the Contractual Rights to the extent they are assignable;
     e) to the extent they are assignable, all right, title and interest of the Company in, to and under, and the full benefit of, the Assumed Contracts and the Equipment Leases and all options, including options to purchase, thereunder;
     f)   the Equipment;
     g) All right, title and interest of the Company in and to the Intellectual Property Rights;
     h) The goodwill of the Business, including the exclusive right of the Purchaser to represent itself as carrying on the Business in succession to the Company and all right, title and interest of the Company in, to and in respect of the trade name of the Company and variations thereof used in association with the Business (which trade name and variations thereof shall not be amended without the prior written consent of the Vendor, acting reasonably) and all records and information relating to the suppliers, customers and Hired Employees

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          of the Business and all pertinent files, catalogues and promotional materials relating to the Business and the Purchased Shares;
     i) To the extent the same are transferable, all deposits and prepaid expenses with any public utility or any municipal, governmental or other public authority relating to the Business or other deposits and prepaid expenses relating to the Business;
     j) to the extent same are transferrable, the Warranty Rights; the Transferable Licenses;
     k) All other rights, properties and assets (other than any Excluded Assets) owned by the Company and used or useful in the Business, of whatever nature or kind and wherever situated;

"Taxes" means all federal, provincial, municipal, territorial, foreign or other taxes, imposts, rates, levies, assessments and government fees, license fees, charges or dues lawfully levied, assessed or imposed in respect of the Business, including, without limitation, all income, capital gains, sales, excise, use, property, capital, goods and services, business transfer and value added taxes and custom and import duties and includes all interest, fines and penalties with respect thereto;

"Time of Closing" means Alberta Canada time, 12:00PM on the Closing Date;

"Transferable Licenses" means all rights and interest in and to all licenses, permits and approvals issued to the Vendor by any Governmental Agency which are transferable, with or without the consent of such Governmental Agency; and

"Warranty Rights" means the full benefit of all unexpired warranties, warranty rights, guarantees, indemnities, undertakings and similar covenants (implied, express or otherwise) against manufacturers or sellers which apply to any of the Purchased Shares or to any products or services of the Business acquired by the Company for resale and previously sold by the Company to third parties and all security received by the Company therefore.

1.2 CURRENCY

All statements of or references to amounts in this Agreement are to lawful money of Canada unless otherwise stated.

1.3 TENDER

Any tender of documents or money hereunder may be made upon the Vendor or their respective counsel and money shall be tendered by official bank draft drawn upon a Canadian chartered bank or by negotiable check payable in Canadian funds and certified by a Canadian chartered bank.

1.4 PERFORMANCE ON HOLIDAYS

If any action is required to be taken pursuant to this Agreement on or by a specified date which is not a Business Day, then such action shall be valid if taken on or by the next succeeding Business Day.

1.5 CALCULATION OF TIME

In this Agreement, a period of days shall be deemed to begin on the first day after the event which began the period and to end 12:00PM Alberta, Canada time on the last day of the period. If, however, the last day of the period does not fall on a Business Day, the period shall terminate at 12:00 PM (Alberta, Canada time) on the next Business Day.

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1.6 ORDINARY COURSE

For the purposes of this Agreement a transaction or activity shall be considered to be in the ordinary or normal course of business if it constitutes either (a) an ordinary day-to-day or regular business activity of the Company pertaining to the Business or (b) a business activity undertaken with the consent of the Purchaser in contemplation of the Closing or which is an obligation of the Company under this Agreement, conducted in a commercially reasonable and business-like manner and, in the case of activities described in clause (a), consistent with past practices of the Company in respect of the Business.

2. PURCHASE AND SALE

2.1 PURCHASE AND SALE AND PURCHASE PRICE

2.1.1 TERM AND CONDITIONS

Subject to the terms and conditions hereof, the Vendor agrees to sell, assign and transfer to the Purchaser, the Purchased Shares as a going concern and the Purchaser agrees to purchase them from the Vendor on the Closing Date. Purchase price for the Purchased Shares (the "Purchase Price") shall be the amount, which is equal to:

     a.   $4,400,000.00, to include 51% shares of the Company
     b)   The Final Net Worth of the Business at time of closing.

2.1.2 THE PURCHASE PRICE SHALL BE PAID AND SATISFIED AS FOLLOWS:

     a) as to an amount (the "Closing Payment") equal to (i) $4,400,000.00 plus (ii) to be paid out in the following schedule:

          a.   $50,000.00, Due within 1 week of executed contract
               (NON-REFUNDABLE)
          b.   $50,000.00 Due June 15, 2010 (NON-REFUNDABLE)
          c.   $75,000.00 Due July 15, 2010 (NON-REFUNDABLE)
          d.   $100,000.00 Due August 15, 2010 (NON-REFUNDABLE)
          e.   $125,000.00 Due September 15, 2010 (NON-REFUNDABLE)
          f.   $150,000.00 Due October 15, 2010 (NON-REFUNDABLE)
          g.   $500,000.00 Due November 15, 2010
          h.   $500,000.00 Due December 15, 2010
          i.   $500,000.00 Due January 15, 2011
          j.   $500,000.00 Due February 15, 2011
          k.   $500,000.00 Due March 15, 2011
          l.   $500,000.00 Due April 15, 2011
          a.   $500,000.00 Due May 15, 2011
          b.   $350,000.00 Due June 15, 2011

     b) Purchaser has right to prepay monies outside of above schedule. In the event of early payment in full, closing date will be adjusted accordingly. At any time in the event a payment is missed after final non-refundable deposit on October 15, 2010; Vendor has option to make contract null and void. In the event that Vendor makes contract null and void all Refundable deposits are returned to purchaser. Vendor agrees to provide Balance sheet upon execution of contract and provide comparable financial position to purchaser on June 15, 2011 upon closing.
     c) First "Re-Fundable deposit" of $500,000.00 to be made within 30 days of last "Non-Refundable" payment
     d) Early payment of Non-Refundable deposits will be dealt with accordingly; each day of early payment will be given as grace period for the next payment;

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          a.   All refundable deposits to be held in "Trust", in interest bearing account (Interest is non-refundable and payable to Vendor) until such time of closing, or Vendor exercising cancelation of contract, held in "Trust" refundable to purchaser.

     e) Vendor will provide a 10 Day Grace period, in which Vendor will advise purchaser to make payment within "Grace Period". If purchaser does not satisfy, Vendor has option to make contract null and void.
     f) Vendor shall execute separate "Share Purchase Agreement" with Jon Martinez and Crystal Willows for remaining 49% shares of the Company.

          a. Vendor to remain on staff with Company until such time that "Share Purchase Agreement" purchase price, between vendor and Jon Martinez with Crystal Willows is 50% satisfied. Vendor's remuneration to be $10,000.00 per month. During such time until Vendor's "Share Purchase Agreement" with Jon Martinez and Crystal Willows is fully satisfied, vendor shall have full software privileges and access to financial information deemed necessary by vendor to protect interest.
          b. Jon Martinez with Crystal Willows will not sell her 49% shares of the Company until such time that "Share Purchase Agreement" is fully satisfied;

     g)   Vendor shall execute separate agreement for (1) Vendor (2) Winchester
          (3) Jon Martinez and Crystal Willows regarding Arkansas Dealership to begin.
     h) Vendor, purchaser and Jon Martinez with Crystal Willows agree to `First Right of Refusal". Any and all potential dealings relating to the sale of any party's interest in Company will be subject to `First Right of Refusal".

2.2 CLOSING

The sale and purchase of the Purchased Shares shall be completed at the Time of Closing at the offices of Vendors Attorney.

2.3 ALLOCATION OF PURCHASE PRICE

The Purchase Price shall be allocated among the Purchased Shares as provided in Schedule of a flat fee purchase.

The Vendor agrees to indemnify and save harmless the Purchaser, and the Purchaser agrees to indemnify and save harmless the Vendor, in respect of any liability, loss, cost, expense, additional tax, interest, penalty or legal or accounting fees paid or incurred by the indemnified party as a result of the failure of the Vendor or the Purchaser (as the case may be) to perform its respective obligations pursuant to this Section.

2.4 ACCOUNTS RECEIVABLE

After the Time of Closing, the Purchaser shall assume accounts receivable and all rights herein.

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2.5 NON-ASSIGNABLE CONTRACTS

Neither this Agreement nor any Closing Document shall constitute an assignment or an attempted assignment of any Non-Assignable Contract. To the extent permitted by Applicable Canadian Law; each Non-Assignable Contract shall be held by the Vendor in trust for the Purchaser and the covenants and obligations thereunder shall be performed by the Purchaser in the name of the Company and all benefits and obligations existing thereunder shall be for the account of the Purchaser.

The Vendor shall take or cause to be taken such action in its name or otherwise as the Purchaser may reasonably require so as to provide the Purchaser with the benefits thereof and to effect collection of money to become due and payable under the Non-Assignable Contracts and the Vendor shall promptly pay over to the Purchaser all money received by it in respect of all Non-Assignable Contracts. Upon the Closing, the Vendor authorizes the Purchaser, to the extent permitted by Applicable Canadian Law and the terms of the Non-Assignable Contracts, at the Purchaser's expense, to perform all of the Vendor's obligations under the Non-Assignable Contracts and constitutes the Purchaser's attorney to act in its name and on its behalf with respect thereto.

After the Closing Date, the Vendor agrees to assign Non-Assignable Contracts to the Purchaser when such assignment is permitted and as the Purchaser may direct. The Vendor shall use its commercially reasonable efforts to obtain all consents required for the assignment of the Non-Assignable Contracts. The Vendor shall not, however, be obliged to make any payments to any Person or to pay any other charge or fee (except a payment to a contracting party to cover its expenses associated with the consent in question) or make additional payments, guarantees or financial contributions or arrangements (other than as remaining a party to the Non-Assignable Contracts) or to institute legal or arbitration or other proceedings to obtain such consents.

3. REPRESENTATIONS AND WARRANTIES

3.1. REPRESENTATIONS AND WARRANTIES OF THE VENDOR

The Vendor represents and warrants to the Purchaser as set out in the following subsections of this Section and acknowledges that the Purchaser is relying upon such representations and warranties in entering into this Agreement.

3.1.1 CORPORATE MATTERS

     a) The Company is a corporation duly incorporated, organized and subsisting under the Canadian Law and has sufficient power, authority and right to enter into and deliver, and to observe and perform its covenants and obligations under this Agreement, the Closing Documents to which it is a party and under the Non Competition Agreement. The Vendor has taken all corporate action necessary to authorize the execution and delivery of, and the observance and performance of its covenants and obligations under this Agreement, the Closing Documents to which it is a party and under the Non-Competition Agreement.

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     b)   The Vendor has all necessary power and authority to own or lease the
          Purchased Shares and to carry on the Business as at present carried on. The Vendor possesses all Licenses material to the conduct of the Business. Neither the nature of the Business nor the location or character of any of the Purchased Shares requires the Company to be registered, licensed or otherwise qualified as an extra-provincial or foreign corporation or to be in good standing in any jurisdiction other than jurisdictions where it is duly registered, licensed or otherwise qualified and in good standing for such purpose.
     c) This Agreement has been duly executed and delivered by the Vendor, and this Agreement constitutes a valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms.

3.1.2 TITLE TO PURCHASED SHARES

Immediately prior to the Closing the Vendor shall be and, on Closing, the Purchaser shall become, the beneficial owner of the Purchased Shares, with good and marketable title thereto, free and clear of any title defects or Encumbrances other than the Permitted Encumbrances. The Vendor is exclusively entitled to possess and dispose of the Purchased Shares (subject only to the necessity for obtaining any necessary consents to transfer in the case of the Leases, Equipment Leases, Contractual Rights, Warranty Rights, Transferable Licenses and the Assumed Contracts).

3.1.3 NO OPTIONS

No Person, other than the Purchaser, has any oral or written agreement, option, or right, or any other right capable of becoming an agreement or option for the purchase from the Company of the Business or any of the Purchased Shares.

3.1.4 THE FINANCIAL STATEMENTS

The Financial Statements have been prepared from the books and records of the Company and, in the case of the financial statements for the year ended 2011, such financial statements served as the basis for the consolidation of the accounts of the Business with the other accounts of the Company as at such date as presented in the audited financial statements of the Company as at June 15, 2011, and in accordance with the Statement of Accounting Principles.

THE FINANCIAL STATEMENTS:

     a) Accurately disclose and present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of the Company in respect of the Business and the results of the operations of the Company in respect of the Business, as at the dates thereof and for the periods covered thereby except that the Financial Statements do not have any notes attached thereto, and do not disclose liabilities required by General Accepted Accounting Principles to be disclosed in such notes; and
     b) Reflect all proper accruals (except as noted in the Statement of Accounting Principles annexed as attached, as at the dates thereof and for the periods covered thereby, of all amounts under employment arrangements or the Benefit Plans for employees of the Company in respect of the Business (including management fees and employee incentives) which, though not payable until a time after the end of the relevant period, are attributable to activities undertaken during that period.

3.1.5 UNDISCLOSED LIABILITIES

The Company has no liabilities with respect to the Business (whether accrued, absolute, contingent or otherwise, matured or unmatured) of any kind except:

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     a)   liabilities disclosed or provided for in the Financial Statements;

3.1.6 ABSENCE OF CHANGES

Since May 2000, except as disclosed:

     a) The Company has conducted the Business in the ordinary course, has not incurred any debt, obligation or liability out of the ordinary course of business or of an unusual or extraordinary nature and has used its commercially reasonable efforts to preserve the Business and the Purchased Shares;
     b) there has not been any change in the condition of the Purchased Shares or affairs, operations or condition (financial or otherwise) of the Business other than changes in the ordinary course of business, and such changes have not, either individually or in the aggregate, been materially adverse or have had or may be reasonably expected to have, either before or after the Time of Closing, a material adverse effect on the Business,
     c) the Purchased Shares or the condition (financial or otherwise) of the Business except that operating losses have been incurred in the ordinary course of the Business as reflected on the 2010 financial statements of the Business which have been provided to the Purchaser and operating losses in the ordinary course of the Business have continued to be incurred after May 6, 2010; and
     d) except for those contemplated by this Agreement, there has not been any termination, amendment or revocation of any License or any damage, destruction, loss, labor dispute or other event, development or condition of any character (whether or not covered by insurance) which has had, or could have, a material adverse effect on the Business or the Purchased Shares except for the operating losses referred to in
          (b) above or events or developments reflecting the seasonality of the Business or political, general economic or general retail industry conditions in Canada.

3.1.7 ABSENCE OF UNUSUAL TRANSACTIONS

Except as disclosed, since May 6, 2010, the Company has not with respect to the
Business:

     a) transferred, assigned, sold or otherwise disposed of any of the Purchased Shares or cancelled any debts or claims of material value except in the ordinary course of business;
     b) paid or incurred any material obligation or liability (fixed or contingent) other than obligations or liabilities included in the Financial Statements and obligations and liabilities incurred since the date thereof in the ordinary course of business or disclosed in this Agreement;
     c) Settled any liability, claim, dispute, proceedings, suit or appeal pending against it, the Business or against any of the Purchased Shares.
     d) suffered any extraordinary loss, or waived or settled any rights of material value, or entered into any commitment or transaction not in the ordinary course of business, where such loss, rights, commitment or transaction is material in relation to the Business;
     e) except in the ordinary course of business, increased the compensation paid or payable to its existing employees or increased the benefits to which such employees are entitled under any Benefit Plan or created any new benefit or pension plan for any such employees;
     f) except for Permitted Encumbrances and Encumbrances discharged at or prior to the Closing, created any Encumbrance on the Purchased Shares or suffered or permitted any such Encumbrance that has arisen on the Purchased Shares since that date to remain;

     g) changed in any material respect its accounting practices or policies, including without limitation, any material change or reduction in any reserves or accruals for liabilities below levels consistent with its past practices as reflected in the Financial Statements;
     h) Become aware as of the date hereof (without having made any enquiry) of the passing of any Applicable Canadian law that might reasonably be expected to have a material adverse effect on the Business, the Purchased Shares or the future prospects of the Business;
     i) Entered into or become bound by any contract, agreement or arrangement, written or oral, not in the ordinary course of its business and involving or which may result in the payment of money by the Company with respect to all such transactions;
     j) modified, amended or terminated any contract, agreement or arrangement to which it is or was a party, or waived or released any right of material value which it has or had, other than in the ordinary course of its business, other than those contracts to be cancelled on or before Closing;
     k) incurred any debt, liability or obligation for borrowed money, or incurred any other debt, liability or obligation except in the ordinary course of its business;
     l) Entered into any agreement (other than the Assumed Intracompany Payable) with a Person who does not deal at arm's length (within the meaning of the Canada's Income tax law with the Company (other than employment agreements with its officers and directors) or paid any bonus or consulting or management fees or any similar fees to any such Persons;
     m) Made any capital expenditures in the aggregate; or authorized or agreed or otherwise become committed to do any of the foregoing.

3.1.8 TAX MATTERS

     a) The Company is not liable for any Taxes due and unpaid which might result in a lien or Encumbrance affecting any of the Purchased Shares.
     b) The Company has withheld from each payment made to any of its present or former employees, officers and directors, and to all persons who are non residents of Canada for the purposes of Canada's Income tax Law all amounts required by Canadian Law, and has remitted such withheld amounts within the prescribed periods to the appropriate Governmental Agency.
     c) The Company is a registrant for the purposes of the goods and services tax provided for under Canada GST and provide its registration number.
     d) The Company has paid all Taxes due under the Retail Sales Tax (GST) on the acquisition of its tangible personal property (as defined in the Retail Sales Tax GST Alberta Canada constituting Purchased Shares. The foregoing is accurate, mutatis mutandis, with respect to all sales or transfer taxes imposed under comparable legislation of other provinces.
     e) The Company has never acquired or had the use of any of the Purchased Shares from a Person ("a Related Person") with whom the Company was not dealing at arm's length, as determined under Canada's Income Tax law. The Vendor shall neither acquire nor dispose of any of the Purchased Shares from or to any Related Person prior to the Time of Closing.
     f) The Vendor is not a party to or bound by any agreement with, is not indebted to, and no amount is owing to the Vendor by any Person, not dealing at arm's length, within the meaning of Canada's Income Tax law with the Vendor except for oral contracts of employment with the officers of the Company and the Assumed Intracompany Payable.

3.1.9 BOOKS AND RECORDS

The Accounting Records are complete and accurate in all material respects and the Companies books and records provide for all Taxes (other than income taxes, capital gains taxes, capital taxes or similar taxes) that have become or may become due and payable by the Company in respect of the Business on or before the Time of Closing or are in respect of a period ending prior to the Time of Closing.

The computer and other systems used in the Business, function properly and provide information, which is accurate in all material respects as to the normal transactions of the Business. The Company owns or holds valid licenses for all software required to carry out its data processing requirements in relation to the Business. The Documents are complete and accurate in all material respects.

3.1.10 LEASES, MATERIAL CONTRACTS, ETC.

     a) Except for the Assumed Contracts, the contracts and Contractual Rights listed, the Equipment Leases, the Leases and the Contractual Rights, the Company is not a party to or bound by any material contract or commitment, whether oral or written, which relates to the Business. True and correct copies of the Assumed Contracts, the Equipment Leases, the Leases [and the Contractual Rights] have been made available for inspection by the Purchaser or its agents prior to the date hereof.
     b)   With respect to the Leases,

          i) The lease of property with a physical address of 80010 475th AVE SE High River AB, T1V 1M2 and all other required payments under each Lease which have become due have been duly paid and the covenants, obligations and conditions contained in each Lease have been duly observed and performed in all material respects by the Company,
          ii) subject to obtaining any necessary consents from J5 Investments to assign the Lease and the fulfillment of any other conditions set forth in such Lease to assign the Lease, the Vendor has the full right, power and authority to assign each such Lease and its interest in the Leased Premises related thereto to the Purchaser; and
          iii) Subject to obtaining any necessary consents of J5 Investments to assign the Lease and the fulfillment of any other conditions set forth in such Lease to assign the Lease, and subject to payment of rent and other amounts payable by the Purchaser and performance by the Purchaser of the Company covenants contained in each Lease upon assignment,
          iv) The Purchaser may enter into and upon and hold the Leased Premises subject to and demised by that Lease for its own use and benefit for the residue of the term granted by such Lease and any renewals thereof, without interruption by the Vendor or any other person claiming through or under the Vendor.

     c) The Assumed Contracts, Leases, Equipment Leases and Contractual Rights are all in good standing and in full force and effect with no amendments and are enforceable in accordance with their terms. The Vendor has complied with all material terms thereof and has not waived any material rights thereunder and no material default or breach exists in respect thereof on the part of any of the Company thereto and no event has occurred which, after the giving of notice or the lapse of time or both, would constitute such a material default or breach.
     d) The Vendor has not permitted any other party to terminate, suspend or amend any Assumed Contract, Lease, Equipment Lease and Contractual Right. There has been no assignment, subletting or granting of any license (or occupation or otherwise) of or in respect of any of the Assumed Contracts, Leases, Equipment Leases and Contractual Rights.
     e) All amounts payable to the Company after the Closing Date under the Assumed Contracts, Leases, Equipment Leases and the Contractual Rights are still due and owing to the Company without any right of set off. There are no quotations, orders or tenders for contracts which remain open for acceptance. The Company is not a party to any Assumed Contract or Contractual Right, which it does not have the capacity to perform, including the necessary personnel, equipment and supplies.

3.1.11 ACCOUNTS RECEIVABLE

     a) The Vendor has the full right and authority to assign to the Purchaser the Accounts Receivable and the security held by the Company, which is related to such Accounts Receivable.
     b) Each Account Receivable and the security related thereto shall be valid and subsisting at the Time of Closing.
     c) The rights of the Vendor in respect of each Account Receivable and under the security related thereto will have been enforced by the Vendor up to the Time of Closing in accordance with the Companies customary business practices and will not have been waived, modified or compromised in any manner which will affect the Purchaser's ability to benefit from or enforce its rights under an Account Receivable or its related security.
     d) The amounts remaining to be paid under each Account Receivable at the Time of Closing will be inherited by the purchaser as part of the flat fee purchase.

3.1.12 CONSENTS, APPROVALS, ETC.

Except as set out in the Leases, the Assumed Contracts, the Equipment Leases, the Contractual Rights and the Transferable Licenses (or the Applicable Canadian law related to such Transferable Licenses), no consent, approval, License, Order or authorization, registration, declaration or filing with any Governmental Agency or other Person is required to be obtained or made by the Vendor in connection with (a) the Closing, (b) the execution and delivery by the Vendor of this Agreement, the Closing Documents to which it is a party or the Non Competition Agreement or (c) the observance and performance by the Vendor of its obligations under this Agreement, the Closing Documents to which it is a party and the Non Competition Agreement except pursuant to the Competition Act Canada, the Bulk Sales Legislation, the Provincial Legislation or as required by the Applicable Canadian law to perfect the assignment of the Accounts Receivable. There is no requirement under any Transferable License, Assumed Contract, Equipment Lease, Lease or Contractual Right to give any notice to, or to obtain the consent of, any party to such a contract or license in connection with the Closing except as required by the terms thereof (or the Applicable Canadian law related to such Transferable Licenses). The Vendor is not aware of any reason why any of the landlords of the Leased Premises would refuse to give such consent except by reason of a potential breach of the radius clauses which may be contained in such Leases or in a lease of one of Purchaser's retail outlets.

3.1.13 ABSENCE OF GUARANTEES

In respect of the Business, the Vendor has not given nor agreed to give, or is a party to or bound by, any indemnification or guarantee of indebtedness or other obligations of third parties or any other commitment by which the Business is, or is contingently, responsible for such indebtedness or other obligations.

3.1.14 RESTRICTIONS ON BUSINESS

The Vendor is not a party to any agreement, lease, mortgage, security document, obligation or instrument, or subject to any restriction imposed by any Governmental Agency or subject to any Applicable Canadian law or Order which restricts or interferes with the conduct of the Business as currently conducted or its current use of the Purchased Shares or which limits or restricts or otherwise materially adversely affects the Purchased Shares or the financial condition of the Business, other than Applicable Canadian law or Orders or restrictions of general application to the Business and any restrictions which may be contained in the Leases or the Equipment Leases.

3.1.15 ABSENCE OF CONFLICTING AGREEMENTS

Neither the execution nor delivery of this Agreement or any Closing Document by the Vendor nor the consummation of the transactions contemplated hereby will:

     a) contravene or violate in any material respect or result in any material breach of (with or without the giving of notice or lapse of time, or both) or acceleration of any obligation under:

          i) subject to giving the requisite notice of the proposed transaction under the Competition Act (Canada), any Applicable Canadian Law;
          ii)  Any License, permit, concession or franchise of the Company;
          iii) The articles, by-laws, directors or shareholders resolutions of the Company;
          iv) except for the Leases, the Equipment Leases, Contractual Rights, Warranty Rights and the Assumed Contracts the consent to the assignment or transfer of which may be required from landlords
          v)   Or other third parties thereunder in connection with the Closing, the provisions of any material indenture, mortgage, lease, agreement, instrument, arrangement or understanding to which the Company is a party or is bound;

     b) relieve any other party to any Lease, Equipment Lease, Assumed Contract, Contractual Right or Warranty Right, of that party's obligations thereunder or enable it to terminate its obligations thereunder except as described in such Lease, Equipment Lease, Contractual Rights, Warranty Rights or Assumed Contract; or
     c) Result in the creation or imposition of any material Encumbrance on the Business or any of the Purchased Shares other than the Permitted Encumbrances.

3.1.16 COMPLIANCE WITH APPLICABLE CANADIAN LAW

Prior to May 6, 2010, the Company has conducted the Business in compliance in all material respects with all Applicable Canadian law and not in breach of any Applicable Canadian law except for breaches which in the aggregate are immaterial or which are described in the Phase I Assessment. Since May 6, 2010, the Company is conducting the Business currently carried on by it in compliance in all material respects with all Applicable Canadian law, and not in breach of any Applicable Canadian law except for breaches which in the aggregate are immaterial.

The Vendor has received no orders, notices, complaints or similar requirements relating to the Business or the Company relating to the Business issued by any building, environmental, fire, health, labour or police authorities or by any other Governmental Agency which have not been resolved to the satisfaction of the issuing body and there are no matters under discussion by the Company or its agents with any Governmental Agency relating to orders, notices or similar requirements.

3.1.17 COLLECTIVE AGREEMENTS

There is no collective agreement to which the Vendor is a party in respect of the Business or which relates to the Business. No trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to any Employees of the Business by way of certification, interim certification, voluntary recognition, related employer or successor rights, or has applied or, to the knowledge of the Vendor, threatened to apply to be certified as the bargaining agent of any of such Employees. No work stoppage or other labour dispute in respect of the Business is pending or, to the knowledge of the Vendor, threatened.

3.1.18 INSURANCE

The Company has the assets insured by reputable insurers against loss or damage as is appropriate to the Business and the assets in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses, properties and assets, and such insurance coverage will be continued in full force and effect to and including the Closing Date.

3.1.19 LEASES

The Company is not a party to or bound by any leases of real property other than the Leases and the Excluded Warehouse Lease in respect of the Business and all interests held by the Company as lessee under the Leases are free and clear of all Encumbrances other than the Permitted Encumbrances. Each of the Leases permits the Company to carry on the Business as presently carried on.

3.1.20 NO EXPROPRIATION

The Company has not received any notice of expropriation of all or any of the Leased Premises or the assets. The Vendor is not aware of any expropriation proceeding pending or threatened against or affecting any of the Leased Premises or the assets.

3.1.21 LICENSES

The only Licenses held by the Vendor which are material or necessary for the operation of the Business and the ownership of the Purchased Shares and said Licenses are in full force and effect unamended. The Company is in compliance in all material respects with all provisions of the Licenses and there are no proceedings in progress, or to the best of the knowledge of the Vendor, pending or threatened, which may result in revocation, cancellation, suspension or any adverse modification of any of the Licenses.

3.2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Vendor as set out in the following subsections of this Section and acknowledges that the Vendor is relying upon such representations and warranties in entering into this Agreement.

3.2.1 INCORPORATION

The Purchaser is a corporation duly continued, organized and subsisting under the laws of the United States of America.

3.2.2 CORPORATE POWER AND DUE AUTHORIZATION

The Purchaser has good and sufficient power, authority and right to enter into and deliver, and to observe and perform its covenants and obligations under, this Agreement and the Closing Documents to which it is a party. The Purchaser has taken all corporate action necessary to authorize the execution and delivery of, and the observance and performance of its covenants and obligations under, this Agreement and the Closing Documents to which it is a party.

3.2.3 ENFORCEABILITY OF OBLIGATIONS

This Agreement has been duly executed and delivered by the Purchaser and this Agreement constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms.

3.2.4 ABSENCE OF CONFLICTING AGREEMENTS

None of the execution and delivery of, or the observance and performance by the Purchaser of any covenant or obligation under, this Agreement or any Closing Document to which it is a party or the Closing contravenes or results in (with or without the giving of notice or lapse of time, or both) or will contravene or violate in any material respect or result in any material breach or default of, or acceleration of any obligation under:

     a) Subject to giving the requisite notice of the proposed transaction under the Competition Act Canada and any Applicable Canadian Law.
     b)   any License of the Purchaser;
     c) the articles, by-laws, directors' or shareholders' resolutions of the Purchaser;

3.2.5 CONSENTS AND APPROVALS

     a) No consent, approval, License, Order or authorization, registration, declaration or filing with any Governmental Agency is required by the Purchaser in connection with (a) the Closing or (b) the execution and delivery by the Purchaser of this Agreement and the Closing Documents to which it is a party, or (c) the observance and performance by the Purchaser of its obligations under this Agreement and the Closing Documents to which it is a party except pursuant to the Competition Act Canada and except for those consents under certain leases required to be obtained .
     b) The Purchaser is not aware of any reason why any of the landlords of the Leased Premises would refuse to give such consent except by reason of a potential breach of the radius clauses which may be contained in such Leases or in a lease for one of the Purchaser's retail outlets.

3.3. INTERPRETATION

Each representation and warranty made by a Party in this Agreement shall be treated as a separate representation and warranty in respect of each statement made and, except in the event of inconsistency, the interpretation of any statement made shall not be restricted by reference to or inference from any other statement made in a representation and warranty of such Party.

3.4. QUALIFICATION OF REPRESENTATIONS AND WARRANTIES

Any representation or warranty made by a Party as to the enforceability of this Agreement or any Closing Document or any other agreement or contract is subject to the following qualifications:

     a) Specific performance, injunction and other equitable remedies are discretionary and, in particular, may not be available where damages are considered an adequate remedy;
     b) Enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other Canadian law generally affecting enforceability of creditors' rights.

3.5. NON-WAIVER

No investigations made by or on behalf of the Purchaser at any time shall waive, diminish the scope of or otherwise affect any representation or warranty made by the Vendor in this Agreement or in any Closing Document. No waiver by the Purchaser of any condition, in whole or in part, shall operate as a waiver of any other condition.

3.6. KNOWLEDGE OF THE VENDOR

Where any representation or warranty contained in this Agreement is expressly qualified by reference to the "knowledge" of the Vendor, it shall be deemed to refer to the knowledge of each of the senior officers of the Company, and the Vendor confirms that at least one of its senior officers has made due and diligent inquiry of such Persons (including appropriate officers of the Company) as it considers necessary as to the matters that are the subject of such representations and warranties.

4. OTHER COVENANTS OF THE COMPANY

4.1. CONDUCT OF BUSINESS PRIOR TO CLOSING

During the Interim Period, except as otherwise contemplated by the terms of this Agreement, the Vendor shall act as follows.

4.2. CONDUCT BUSINESS IN ORDINARY COURSE

The Vendor shall:

     a) use commercially reasonable efforts to preserve and protect the Business and its income, the goodwill and the reputation of the Business, and retain at its service the employees necessary to the operation of the Business, and maintain good business relationships with its customers, suppliers and distributors, except in respect of the contracts, commitments and arrangements;
     b) carry on the Business with reasonable diligence and in the ordinary course, keep accurate Accounting Records and not make any modification in its usual sales, purchasing, accounting or management practices, except in respect of the contracts, commitments and arrangements hereof and, without limiting the generality of the foregoing, ensure that all accruals or reservations, taken or made, are consistent with prior years' practices; and

     c) Without the prior written consent of the Purchaser (not to be unreasonably withheld), not enter into any transaction which, if entered into before the date of this Agreement, could cause any representation or warranty of the Company contained herein to be incorrect in any material respect or constitute a material breach of any covenant or agreement of the Company contained herein.

4.3. CONTRACTS

Without the prior written consent of the Purchaser (not to be unreasonably withheld), the Vendor shall not enter into any new contracts, agreements, leases, obligations, or commitments relating to the Business or the Leased Premises which are not in the ordinary course of business nor shall it renew, cancel, or exercise rights or options in respect of, any Leases, Equipment Leases, Assumed Contracts or Contractual Rights. The Vendor shall observe and perform in all material respects in a timely manner all of its covenants and obligations under each Lease, Equipment Lease, Assumed Contract or Contractual Right up to the Time of Closing. The Vendor shall enforce all of its rights under each Lease, Equipment Lease, Assumed Contract or Contractual Right up to the Time of Closing if there is a material default by another party thereto.

4.4. CONTINUE INSURANCE

The Vendor shall ensure that until the Closing Date all policies of insurance maintained by the Vendor relating to the Business continue in force and good standing and that all claims under such policies are presented in a due and timely manner.

4.5. COMPLY WITH CANADIAN LAW

The Company shall comply in all material respects with all Applicable Canadian law affecting the operation of the Business.

4.6. CONDUCT OF BUSINESS PRIOR TO CLOSING

During the Interim Period, except as otherwise contemplated by the terms of this Agreement, the Vendor shall act as follows.

4.7. CONDUCT BUSINESS IN ORDINARY COURSE

4.8. COOPERATION

The Purchaser shall cooperate with the Vendor during the Interim Period in order to permit the Closing to be consummated. In particular but without limiting the generality of the foregoing, the Purchaser shall provide to the lessors under the Leases all such information relating to the Purchaser [including financial information], information relating to its business experience and the business experience of the individuals who ultimately control and operate the Purchaser and with respect to their ability to perform their obligations under the Leases and operate the Business.

4.9. DISCLOSURE

Each Party shall immediately disclose in writing to the other Party any matter, which becomes known to it prior to the Closing Date, which is inconsistent in any material respect with any of the representations or warranties of either Party contained herein. No such disclosure, however, shall cure any misrepresentation or breach of warranty;

4.10.INJUNCTIONS

If any court having jurisdiction over either or both of the Company or the Business issues any injunction, decree or similar order before the Time of Closing which would prohibit or materially restrict or hinder the Closing, the Company shall use their respective reasonable efforts to have such injunction, decree or order dissolved or otherwise eliminated as promptly as possible and, in any event, prior to the Time of Closing.

4.11.ACTION BY THE VENDOR

During the Interim Period, the Vendor shall at its expense take all commercially reasonable action which may be necessary and which is in its control to ensure that its representations and warranties contained herein shall be true and correct in all material respects at the Time of Closing.

4.12.COMPETITION ACT

The Purchaser and the Vendor shall jointly give the requisite notice of the proposed transaction under the Competition Act of Canada within 60 Business Days following the execution date hereof.

5. INDEMNIFICATION

5.1 DEFINITIONS

"Claim" means any act, omission or statement of facts and any demand, action, suit, proceeding, claim, assessment, judgment or settlement or compromise relating thereto which may give rise to a right to indemnification;

"Direct Claim" means any Claim by an Indemnified Party against an Indemnifier, which does not result from a Third Party Claim;

"Indemnifier" means any Party obligated to provide indemnification under this Agreement;

"Indemnified Party" means any Person entitled to indemnification under this Agreement;

"Indemnity Payment" means any amount of Loss required to be paid;

"Loss" means any and all loss, liability, damage, cost, expense, charge, fine, penalty or assessment, resulting from or arising out of any Claim, including the out-of-pocket costs and expenses of any action, suit, proceeding, demand, assessment, judgment, settlement or compromise relating thereto and all interest, punitive damages, fines and penalties and reasonable legal fees and expenses incurred in connection therewith; and

"Third Party Claim" means any Claim asserted against an Indemnified Party by any Person who is not a Party or an Affiliate of such a Party and includes any assessment or reassessment of Taxes by any applicable taxing authority.

5.2 INDEMNIFICATION BY THE VENDOR

Vendor shall indemnify, defend and save harmless the Purchaser and each of its directors, officers and employees from and against any and all Loss suffered or incurred by any one or more of them, as a direct or indirect result of, or arising in connection with:

     a) any misrepresentation or breach of warranty made or given by the Vendor in any Closing Document;
     b) Any failure by the Vendor to observe or perform any covenant or obligation contained in this Agreement or any Closing Document to be observed or performed by it.

5.3 INDEMNIFICATION BY THE PURCHASER

Subject to the limits set forth in Section 5.10, the Purchaser shall indemnify, defend and save harmless the Vendor and the Companies directors, officers and employees from and against any and all Loss suffered or incurred by any one or more of them, as a direct or indirect result of, or arising in connection with:

     a) Any misrepresentation or breach of any warranty made or given by the Purchaser in this Agreement;
     b) Any misrepresentation or breach of warranty made or given by the Purchaser in any Closing Document; or
     c) Any failure by the Purchaser to observe or perform any covenant or obligation contained in this Agreement or any Closing Document to be observed or performed by it.

6.1 LITIGATION

No court order shall have been entered that enjoins, restrains, prohibits or restricts the Closing. Neither of the Vendor or Purchaser, nor any of their respective directors, officers, employees or agents, shall be a defendant or third party to or threatened with any litigation or proceedings before any court or Governmental Agency which, in the opinion of the Purchaser, acting reasonably, could prevent or restrict that Party from performing in any material respect any of its obligations in this Agreement, any of the Closing Documents or the Non-Competition Agreement or which could expose that Party to material damages.

6.2 NON-COMPETITION AGREEMENT

The Vendor shall have executed and delivered to the Purchaser, a Non-Competition Agreement.

7.1 RELEASE OF VENDOR FROM LEASE COVENANTS

The Purchaser agrees that if, after the Closing, it exercises any option to extend the term of or to renew any Lease, it will use its commercially reasonable efforts to obtain the landlord's release of the Vendor from all obligations under such Lease in respect of the extension or renewal term provided that the refusal of the Purchaser to provide economic incentives or guarantees other than as required by the terms of Lease to or in favor of the other parties to the Lease will not be deemed to be unreasonable. The Vendor shall be entitled to participate with the Purchaser in the latter's efforts to obtain such releases.

6. GENERAL

8.1 FURTHER ASSURANCES

Each of the Vendor and the Purchaser shall from time to time execute and deliver all such further documents and instruments and do all acts and things as the other Party may, either before or after the Closing Date, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement, the Closing Documents and the Non-Competition Agreement.

8.2 TIME OF THE ESSENCE

Time shall be of the essence of this Agreement.

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
8.3 EXPENSES

Each of the Vendor/Purchaser hereto shall pay its respective legal and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant hereto and any other costs and expenses whatsoever and howsoever incurred.

8.4 ENTIRE AGREEMENT

This Agreement, together with the Closing Documents and the Non-Competition Agreement constitutes the entire agreement between the vendor with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the Purchaser with respect thereto. There are no other representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the Vendor and the Purchaser other than as expressly set forth in this Agreement, in the Closing Documents or in the Non-Competition Agreement.

8.5 CONFIDENTIALITY

Except to the extent required by Canadian Law or by the rules of any stock exchange, the Vendor hereto agree that no disclosure or public announcement with respect to this Agreement or the transactions herein contemplated shall be made by any Party hereto prior to the Closing without the prior written consent of the other Party. Where either Party intends to make such disclosure or public announcement, it shall only do so after consulting with the other Party.

8.6 GOVERNING CANADIAN LAW

This Agreement shall be governed by and construed in accordance with the laws of Canada and of the Province of Alberta and the applicable laws herein.

8.7 ATTORNMENT

For the purpose of all legal proceedings this Agreement shall be deemed to have been performed in the Province of Alberta and the courts of the Province of Alberta shall have jurisdiction to entertain any action arising under this Agreement. The Vendor and the Purchaser each hereby attorns to the jurisdiction of the courts of the Province of Alberta.

8.8 COUNTERPARTS

This Agreement may be executed in any number of counterparts. Each executed counterpart shall be deemed to be an original. All executed counterparts taken together shall constitute one agreement.

IN WITNESS WHEREOF, each party to this agreement has caused it to be executed at [place of execution] on the date indicated above.

PURCHASER                                    VENDOR


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Authorized Signature                         Authorized Signature

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Print Name and Title                         Print Name and Title

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